Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305
Cleveland-Cliffs Inc
Prospectus Supplement dated December 16, 2005
to the Prospectus dated July 22, 2004
     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to add and/or update the information regarding the following entity in the prospectus and its amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

			PRINCIPAL AMOUNT OF
	NATURAL PERSON WITH		CONVERTIBLE		COMMON SHARES OWNED
	VOTING OR	SHARES OF PREFERRED	SUBORDINATED		PRIOR TO THIS
SELLING SECURITYHOLDER	INVESTMENT CONTROL	STOCK	DEBENTURES	COMMON SHARES	OFFERING
Bank of America N.A	—	6,000	6,000,000	194,012	—
Wachovia Bank National Association (1)	—	10,500	10,500,000	339,521	—
(1) The inclusion of this selling securityholder in the prospectus supplement supercedes the information included in the prospectus or any prior prospectus supplement.